Exhibit 23.1 - Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-146574) of Medicure Inc. of our report dated April 29, 2019 relating to the consolidated financial statements for the year ended December 31, 2018, which appear in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Winnipeg, Canada

April 29, 2019

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (File No. 333-146574) on Form S-8 of Medicure Inc. (“the Company”) of our audit report dated May 1, 2018 with respect to the consolidated financial statements of the Company comprising the consolidated statements of financial position as at December 31, 2017 and 2016, and the consolidated statements of net income and comprehensive income, changes in equity and cash flows for each of the years in the two-year period ended December 31, 2017, included in the Annual Report on Form 20-F of the Company, as filed with the Securities and Exchange Commission.

Winnipeg, Canada, April 29, 2019	Chartered Professional Accountants